Exhibit 99.1
PRESS RELEASE
For information contact:
Jim Storey
Director of Investor Relations & Corporate Communications
704.973.7107
jstorey@horizonlines.com
HORIZON LINES REPORTS SECOND-QUARTER FINANCIAL RESULTS
•	Container Volumes Down 9.8%; Container Rates Net of Fuel up 2.5%

•	Adjusted EBITDA of $28.5 Million
CHARLOTTE, NC, July 24, 2009 — Horizon Lines, Inc. (NYSE: HRZ), today reported results for its fiscal second quarter ended June 21, 2009.
On a GAAP basis, the company reported a net loss of $(31.1) million, or $(1.02) per share, on revenue of $278.5 million. The results reflect certain items, including a $20 million charge related to the previously disclosed class-action legal settlement in Puerto Rico, and a $10.5 million tax valuation allowance. After excluding these and other charges totaling $35.2 million, or $1.15 per share after tax, adjusted net income was $4.1 million, or $0.13 per fully diluted share.
The company recorded the valuation allowance for book tax purposes against its deferred tax assets due to projected cumulative pre-tax GAAP losses for the three-year period ending in 2009. However, the previous years’ pre-tax book losses include significant loss on debt extinguishment in connection with the August 2007 refinancing and recent expenses related to the anti-trust investigation. The valuation allowance has no cash impact and does not affect the company’s ability to utilize its deferred tax assets to offset taxable income in future years as the company’s net operating losses do not begin to expire until 2019 and 2024 for state and federal purposes, respectively.
In addition to the items related to the Puerto Rico class-action settlement and the tax valuation allowance, adjusted 2009 second-quarter results exclude antitrust-related legal expenses of $4.1million, and $0.9 million for impairment and restructuring charges, as well as a loss on debt modification.
Net income for the second quarter of 2008 totaled $5.8 million, or $0.19 per diluted share, on revenue of $331.0 million. Adjusted 2008 second-quarter net income totaled $8.5 million, or $0.28 per fully diluted share, after excluding anti-trust related legal expenses and a severance charge totaling $3.2 million pretax, or $0.09 per share after tax.

Horizon Lines 2nd Quarter 2009	Page 2 of 14
Comparison of GAAP and Non-GAAP Earnings (in millions, except per share data)*

	Quarters Ended		Six Months Ended
	6/21/09	6/22/08	6/21/09	6/22/08
GAAP:
Operating revenue	$278.5	$331.0	$550.8	$636.9
Net (loss) income (1)	$(31.1)	$5.8	$(41.0)	$6.6
Net (loss) income per diluted share (1)	$(1.02)	$0.19	$(1.35)	$0.21

Non-GAAP:
EBITDA	$3.5	$32.6	$17.5	$59.9
Adjusted EBITDA*	$28.5	$35.8	$47.7	$63.1
Adjusted Net income*	$4.1	$8.5	$(0.6)	$9.2
Adjusted Net income per diluted share*	$0.13	$0.28	$(0.02)	$0.30

*	See attached schedules for reconciliation of second-quarter 2009 and 2008 reported GAAP results to Non-GAAP results.

(1)	Net income for the 2008 second-quarter and six-month period is adjusted for retrospective application of changes in accounting for convertible notes; and restricted stock share-based payment awards as participating securities.
“Our company experienced weak volumes in all tradelanes during the second quarter, as the unabated global recession continued to dampen consumer sentiment and spending throughout our markets,” said Chuck Raymond, Chairman, President and Chief Executive Officer. “We combated these challenges through continued focus on customer service excellence, schedule integrity, and cost reductions throughout the organization. While revenue and adjusted EBITDA for the quarter were below internal expectations, we achieved better-than-expected cash flow relative to EBITDA, earned a 2.5% container rate increase, net of fuel, and estimate that market share in each of our tradelanes held steady and in some cases improved slightly. We finished the second quarter with adequate corporate liquidity and in compliance with our credit facility financial covenants.
“Our volume levels compare very favorably to other transportation segments and reflect our focus on U.S. domestic ocean markets, where we play a primary role in delivering cargo that is vital to the basic needs of our tradelanes,” Mr. Raymond said. “We serve these markets with operational excellence and devotion to our customers, who include diverse, large, brand-name companies.
“The company’s logistics business continued to be adversely impacted by the economic recession,” Mr. Raymond noted. “Our ongoing strategy is to organically position this business to be able to capitalize on targeted growth opportunities when the economy rebounds. In the meantime, we are focused on accelerating revenue growth and more fully leveraging our Liner sales force in the logistics sales process.

Horizon Lines 2nd Quarter 2009	Page 3 of 14
“During the quarter, we reached an agreement to settle class action antitrust litigation in Puerto Rico and at the same time executed an amended credit agreement with our lender group, as we previously disclosed” Mr. Raymond said. “We also continue to fully cooperate with the Department of Justice in its investigation into pricing practices in domestic ocean shipping.”
Second-Quarter 2009 Financial Highlights
•	Operating Revenue — Operating revenue declined 15.9% to $278.5 million from $331.0 million a year ago. The largest factors in the $52.5 million revenue decline were a $27.8 million reduction in fuel surcharges, and a $27.7 million decrease from a 9.8% reduction in volume. The volume decline was due to weak market conditions across all tradelanes; specifically, a decline in visitors and construction in Hawaii, the ongoing recession in Puerto Rico, and recessionary worries that curbed consumer spending in Alaska. The volume decline was partially offset by increased revenue per container, which was driven by both rate and mix improvements. Second-quarter revenue per container, net of fuel, increased 2.5% to $3,293 from the prior year.
•	Operating (Loss) Income — The GAAP operating loss for the second quarter of 2009 totaled $(11.2) million, compared with operating income of $16.7 million for the second quarter of 2008. The 2009 GAAP operating loss includes expenses of $24.9 million that are excluded from adjusted operating income. These consist of $20 million for the settlement of class action litigation in Puerto Rico, $4.1 million for antitrust-related legal expenses, and $0.9 million for additional impairment and restructuring charges. The 2008 GAAP operating loss includes expenses of $3.2 million that are excluded from adjusted operating income. These consist of $2.4 million in antitrust-related legal expenses and $0.8 million in severance costs related to early retirement for certain union employees. Excluding these items, adjusted operating income totaled $13.7 million for the second quarter of 2009, and $19.9 million for the prior year’s second quarter. The decline from last year was largely due to reduced volumes and lower non-transportation revenue, which were partially offset by reduced fuel costs and non-union workforce reductions.
•	EBITDA — EBITDA totaled $3.5 million for the 2009 second quarter, compared with $32.6 million for the same period a year ago. Adjusted EBITDA for the 2009 second quarter was $28.5 million, compared with $35.8 million for 2008. EBITDA and adjusted EBITDA for the 2009 and 2008 second quarters were impacted by the same factors affecting operating income.
•	Shares Outstanding — The company had a weighted daily average of 30.4 million shares outstanding for the second quarter of 2009, compared with 30.3 million for the second quarter of 2008.
•	Six-Month Results — For the six months ended June 21, 2009, operating revenue decreased 13.5% to $550.8 million from $636.9 million for the same period in 2008.

Horizon Lines 2nd Quarter 2009	Page 4 of 14
EBITDA totaled $17.5 million compared with $59.9 million a year ago. Adjusted EBITDA, excluding the items previously mentioned as well as a 2009 first -quarter restructuring charge of $0.8 million and antitrust legal expenses of $4.4 million, totaled $47.7 million versus $63.1 million for 2008. The 2009 six-month net loss totaled $(41.0) million, or $(1.35) per share, compared with net income of $6.6 million, or $0.21 per diluted share for the same period a year earlier. The 2009 adjusted net loss totaled $(0.6) million, or $(0.02) per share, compared with adjusted net income of $9.2 million, or $0.30 per diluted share, a year ago.
Please see attached schedules for reconciliation of second-quarter 2009 and 2009 reported GAAP results and Non-GAAP adjusted results.
Outlook
“Challenges continue across our markets, which all have been impacted in varying degrees by the global recession,” Mr. Raymond said. “Horizon Lines remains well positioned to continue operating successfully in this extended recessionary environment. Our 2009 business plan contemplated a deep and protracted recession. We implemented necessary cost-reduction measures early on and have other measures that we can execute quickly if the economy worsens appreciably in future months. We are intensely focused on serving our customers while continuing to remove costs from the organization. While we have somewhat tempered our EBITDA expectations relative to last year, we believe our markets are stabilizing modestly and we anticipate that adjusted EBITDA for 2009 will remain above levels that would jeopardize our compliance with financial covenants in our credit agreement. As we move through the second half of the year and beyond, we are confident that Horizon Lines is operating on a foundation of financial stability and with adequate liquidity.”
Webcast & Conference Call Information
Company executives will provide additional perspective on the company’s earnings during a conference call beginning at 11:00 a.m. Eastern Time today. Those interested in participating in the call may do so by dialing 1-866-394-6819, and providing the operator with conference number 18881354. A hardcopy of the presentation materials may be printed from the Horizon Lines website, http://www.horizonlines.com, shortly before the start of the call. Alternatively, a live audio webcast of the call may be accessed at http://www.horizonlines.com. In order to access the live audio webcast, please allow at least 15 minutes before the start of the call to visit Horizon Lines’ website and download and install any necessary audio/video software for the webcast.
Use of Non-GAAP Measures
Horizon Lines reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The company also believes that the presentation of certain non-GAAP measures, i.e., results excluding certain costs and expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance without the impact of significant special items, and thereby enhances the user’s overall understanding of the company’s current financial performance relative to past performance and provides a better baseline for

Horizon Lines 2nd Quarter 2009	Page 5 of 14
modeling future earnings expectations. Non-GAAP measures are reconciled in the financial tables accompanying this news release. The company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the company’s reported GAAP results.
About Horizon Lines
Horizon Lines, Inc. is the nation’s leading domestic ocean shipping and integrated logistics company comprised of two primary operating subsidiaries. Horizon Lines, LLC, owns or leases a fleet of 21 U.S.-flag containerships and operates five port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. Horizon Logistics, LLC, offers customized logistics solutions to shippers from a suite of transportation and distribution management services, information technology developed by Horizon Services Group and intermodal trucking and warehousing services provided by Sea-Logix. Horizon Lines, Inc. is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.
Forward Looking Statements
The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “projects,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.
All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on February 5, 2009, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.
(Tables Follow)

Horizon Lines 2nd Quarter 2009	Page 6 of 14
Horizon Lines, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except per share data)

		December 21,
	June 21,	2008
	2009	(As Adjusted) (1)
Assets
Current assets
Cash	$3,678	$5,487
Accounts receivable, net of allowance of $7,879 and $8,217 at June 21, 2009 and December 21, 2008, respectively	134,636	135,299
Deferred tax asset	2,558	7,450
Prepaid vessel rent	10,575	4,471
Materials and supplies	26,464	23,644
Other current assets	10,060	10,424

Total current assets	187,971	186,775
Property and equipment, net	202,013	208,453
Goodwill	317,068	317,068
Intangible assets, net	117,372	125,542
Deferred tax asset	—	10,669
Other long-term assets	26,360	24,122

Total assets	$850,784	$872,629

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$38,841	$41,947
Current portion of long-term debt	12,802	6,552
Accrued vessel rent	—	5,421
Other accrued liabilities	111,104	97,720

Total current liabilities	162,747	151,640
Long-term debt, net of current	546,640	526,259
Deferred rent	24,821	27,058
Deferred tax liability	3,696	—
Other long-term liabilities	19,884	30,836

Total liabilities	757,788	735,793

Stockholders’ equity
Preferred stock, $.01 par value, 30,500 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value, 100,000 shares authorized, 34,024 shares issued and 30,224 shares outstanding as of June 21, 2009 and 33,808 shares issued and 30,008 shares outstanding as of December 21, 2008	340	338
Treasury stock, 3,800 shares at cost	(78,538)	(78,538)
Additional paid in capital	202,257	199,644
(Accumulated deficit) retained earnings	(25,635)	22,094
Accumulated other comprehensive loss	(5,428)	(6,702)

Total stockholders’ equity	92,996	136,836

Total liabilities and stockholders’ equity	$850,784	$872,629

(1)	Results are adjusted for retrospective application of changes in accounting for convertible notes and restricted stock share-based payment awards as participating securities.

Horizon Lines 2nd Quarter 2009	Page 7 of 14
Horizon Lines, Inc.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Quarters Ended		Six Months Ended
		June 22,		June 22,
	June 21,	2008	June 21,	2008
	2009	(As Adjusted) (1)	2009	(As Adjusted) (1)

Operating revenue	$278,484	$330,958	$550,835	$636,905
Operating expense:
Cost of services (excluding depreciation expense)	226,339	268,699	455,998	521,669
Depreciation and amortization	11,165	11,550	22,140	22,875
Amortization of vessel dry-docking	3,609	4,400	7,407	8,775
Selling, general and administrative	28,006	28,873	55,774	54,004
Settlement of class action lawsuit	20,000	—	20,000	—
Restructuring charge	213	—	1,001	—
Impairment charge	659		659
Miscellaneous (income) expense, net	(300)	752	(119)	1,297

Total operating expense	289,691	314,274	562,860	608,620
Operating (loss) income	(11,207)	16,684	(12,025)	28,285
Other expense:
Interest expense, net	9,254	10,353	18,686	21,513
Loss on modification of debt	50	—	50	—
Other income, net	11	4	10	1

(Loss) income before income tax expense	(20,522)	6,327	(30,771)	6,771
Income tax expense	10,561	493	10,264	212

Net (loss) income	$(31,083)	$5,834	$(41,035)	$6,559

Net (loss) income per share:
Basic	$(1.02)	$0.19	$(1.35)	$0.21
Diluted

	$(1.02)	$0.19	$(1.35)	$0.21
Number of shares used in calculation:
Basic	30,438	30,193	30,431	30,343
Diluted	30,438	30,273	30,431	30,582

Dividends declared per common share	$0.11	$0.11	$0.22	$0.22

(1)	Results are adjusted for retrospective application of changes in accounting for convertible notes and restricted stock share-based payment awards as participating securities.

Horizon Lines 2nd Quarter 2009	Page 8 of 14
Horizon Lines, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months
		June 22,
	June 21,	2008
	2009	(As Adjusted)(1)

Cash flows from operating activities:
Net (loss) income	$(41,035)	$6,559
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	11,824	12,211
Amortization of other intangible assets	10,316	10,664
Amortization of vessel dry-docking	7,407	8,775
Restructuring charge	1,001	—
Impairment charge	659	—
Loss on modification of debt	50	—
Amortization of deferred financing costs	1,209	1,347
Deferred income taxes	10,357	382
Gain on equipment disposals	(291)	(23)
Stock-based compensation	1,919	2,377
Accretion of interest on 4.25% convertible notes	4,905	4,357
Changes in operating assets and liabilities:
Accounts receivable	663	(18,425)
Materials and supplies	(3,070)	(4,118)
Other current assets	150	435
Accounts payable	(3,106)	(11,913)
Accrued liabilities	12,780	22,786
Vessel rent	(13,361)	(12,670)
Vessel dry-docking payments	(8,593)	(6,544)
Other assets/liabilities	(992)	362

Net cash (used in) provided by operating activities	(7,208)	16,562

Cash flows from investing activities:
Purchases of property and equipment	(7,154)	(7,462)
Purchase of business	—	(198)
Proceeds from the sale of property and equipment	853	208

Net cash used in investing activities	(6,301)	(7,452)

Cash flows from financing activities:
Borrowing under revolving credit facility	45,000	73,000
Payments on revolving credit facility	(20,000)	(25,000)
Payments on long-term debt	(3,275)	(3,267)
Dividends to stockholders	(6,694)	(6,649)
Payments of financing costs	(3,406)	(137)
Common stock issued under employee stock purchase plan	75	10
Purchase of treasury stock	—	(29,330)
Payments on capital lease obligation	—	(60)

Net cash provided by financing activities	11,700	8,567

Net decrease in cash	(1,809)	17,677
Cash at beginning of year	5,487	6,276

Cash at end of year	$3,678	$23,953

(1)	Results are adjusted for retrospective application of changes in accounting for convertible notes and restricted stock share-based payment awards as participating securities.

Horizon Lines 2nd Quarter 2009	Page 9 of 14
Horizon Lines, Inc.
Adjusted Operating Income
($ in Millions)

	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
	June 21, 2009	June 22, 2008	June 21, 2009	June 22, 2008
Operating (Loss) Income	$(11.2)	$16.7	$(12.0)	$28.3

Adjustments:
Legal Settlement	20.0	—	20.0	—
Anti-Trust Legal Expenses	4.1	2.4	8.5	2.4
Impairment Charge	0.6	—	0.6	—
Restructuring Charge	0.2	—	1.0	—
OPEIU Severance	—	0.8	—	0.8

Total Adjustments	24.9	3.2	30.1	3.2

Adjusted Operating Income	$13.7	$19.9	$18.1	$31.5

Horizon Lines 2nd Quarter 2009	Page 10 of 14
Horizon Lines, Inc.
Adjusted Net (Loss) Income
($ in Millions)

	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
	June 21, 2009	June 22, 2008	June 21, 2009	June 22, 2008
Net (Loss) Income (1)	$(31.1)	$5.8	$(41.0)	$6.6

Adjustments:
Legal Settlement	20.0	—	20.0	—
Anti-Trust Legal Expenses	4.1	2.4	8.5	2.4
Impairment Charge	0.6	—	0.6	—
Restructuring Charge	0.2	—	1.0	—
Loss on Modification of Debt	0.1	—	0.1	—
OPEIU Severance	—	0.8	—	0.8
Tax Valuation Allowance	10.5	—	10.5	—
Tax Impact of Adjustments	(0.3)	(0.5)	(0.3)	(0.6)

Total Adjustments	35.2	2.7	40.4	2.6

Adjusted Net (Loss) Income	$4.1	$8.5	$(0.6)	$9.2

(1)	2008 results are adjusted for retrospective application of changes in accounting.

Horizon Lines 2nd Quarter 2009	Page 11 of 14
Horizon Lines, Inc.
Adjusted Net (Loss) Income Per Diluted Share

	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
	June 21, 2009	June 22, 2008	June 21, 2009	June 22, 2008
Net (Loss) Income Per Diluted Share (1)	$(1.02)	$0.19	$(1.35)	$0.21

Adjustments Per Share:
Legal Settlement	0.65	—	0.66	—
Anti-Trust Legal Expenses	0.14	0.08	0.29	0.08
Impairment Charge	0.02	—	0.02	—
Restructuring Charge	0.01	—	0.03	—
Loss on Modification of Debt	—	—	—	—
OPEIU Severance	—	0.03	—	0.03
Tax Valuation Allowance	0.34	—	0.34	—
Tax Impact of Adjustments	(0.01)	(0.02)	(0.01)	(0.02)

Total Adjustments	1.15	0.09	1.33	0.09

Adjusted Net (Loss) Income	$0.13	$0.28	$(0.02)	$0.30

(1)	2008 results are adjusted for retrospective application of changes in accounting for convertible notes and restricted stock share-based payment awards as participating securities.

Horizon Lines 2nd Quarter 2009	Page 12 of 14
Horizon Lines, Inc.
Net Income / EBITDA / Adjusted EBITDA Reconciliation
($ in Millions)

	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
	June 21, 2009	June 22, 2008	June 21, 2009	June 22, 2008
Net (Loss) Income (1)	$(31.1)	$5.8	$(41.0)	$6.6

Interest Expense, Net	9.2	10.4	18.7	21.5
Tax Expense	10.6	0.5	10.3	0.2
Depreciation and Amortization	14.8	15.9	29.5	31.6

EBITDA	3.5	32.6	17.5	59.9
Legal Settlement	20.0	—	20.0	—
Anti-Trust Legal Fees	4.1	2.4	8.5	2.4
Impairment Charge	0.6	—	0.6	—
Restructuring Charge	0.2	—	1.0	—
Loss on Modification of Debt	0.1	—	0.1	—
OPEIU Severance	—	0.8	—	0.8

Adjusted EBITDA	$28.5	$35.8	$47.7	$63.1

(1)	2008 results are adjusted for retrospective application of changes in accounting for convertible notes and restricted stock share-based payment awards as participating securities.
Note: EBITDA is defined as net income plus net interest expense, income taxes, depreciation and amortization. We believe that EBITDA is a meaningful measure for investors as (i) EBITDA is a component of the measure used by our board of directors and management team to evaluate our operating performance, (ii) the senior credit facility contains covenants that require the Company to maintain certain interest expense coverage and leverage ratios, which contain EBITDA, and (iii) EBITDA is a measure used by our management team to make day-to-day operating decisions. Adjusted EBITDA excludes certain charges in order to evaluate our operating performance, for making day-to-day operating decisions and when determining the payment of discretionary bonuses.

Horizon Lines 2nd Quarter 2009	Page 13 of 14
Horizon Lines, Inc.
Operating Income to Adjusted EBITDA Segment Reconciliation
($ in Millions)
Second Quarter 2009

	Liner	Logistics	Consolidated
Operating Loss	$(8.8)	$(2.4)	$(11.2)
Depreciation and Amortization	11.0	0.1	11.1
Amortization of Vessel Dry-docking	3.6	—	3.6

EBITDA	5.8	(2.3)	3.5
Legal Settlement	20.0	—	20.0
Anti-Trust Legal Expenses	4.1	—	4.1
Impairment Charge	0.6	—	0.6
Restructuring Charge	—	0.2	0.2
Loss on Modification of Debt	0.1	—	0.1

Adjusted EBITDA	$30.6	$(2.1)	$28.5

Horizon Lines 2nd Quarter 2009	Page 14 of 14
Horizon Lines, Inc.
Operating Income to Adjusted EBITDA Segment Reconciliation
($ in Millions)
Six Months 2009

	Liner	Logistics	Consolidated
Operating Loss	$(7.2)	$(4.8)	$(12.0)
Depreciation and Amortization	21.9	0.2	22.1
Amortization of Vessel Dry-docking	7.4	—	7.4

EBITDA	22.1	(4.6)	17.5
Legal Settlement	20.0	—	20.0
Anti-Trust Legal Expenses	8.5	—	8.5
Impairment Charge	0.6	—	0.6
Restructuring Charge	0.8	0.2	1.0
Loss on Modification of Debt	0.1	—	0.1

Adjusted EBITDA	$52.1	$(4.4)	$47.7

# # #